Exhibit 10.1

AMENDMENT NO. 1 TO ATM SALES AGREEMENT

This AMENDMENT NO. 1 TO ATM SALES AGREEMENT (this “Amendment”) dated as of October 29, 2025 by and Mobilicom Limited, an Australian corporation (the “Company”) and ThinkEquity LLC (the “Agent”). Each of the Company and the Agent shall be referred to collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, the Company and the Agent entered into an ATM Sales Agreement dated as of February 3, 2025 (the “Sales Agreement”) pursuant to which the Company engaged the Agent to sell the Company’s ADSs, from time to time; and

WHEREAS, the Parties desire to amend certain provisions of the Sales Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties agrees with the other as follows:

1. Capitalized Terms. Unless otherwise defined herein, all terms and conditions used in this Amendment shall have the meanings assigned to such terms in the Sales Agreement.

2. Amendment to Sales Agreement.

a. The Sales Agreement shall be amended as follows:

(i)	The definition of “Placement Shares” is hereby amended and restated in its entirety to mean Ordinary Shares and ADS(s).

(ii)	The following text is hereby deleted from the header of the Sales Agreement: (i) “Up to $10,000,000” and (ii) “American Depositary Shares, each representing 275 Ordinary Shares.”

b. For the avoidance of doubt, upon the effectiveness of this Amendment, the amount of Placement Shares that may be sold pursuant to the Sales Agreement shall be equal to the Maximum Amount (as defined in Section 1 of the Sales Agreement).

3. Full Force and Effect. Except as herein amended, the Sales Agreement shall remain in full force and effect. Upon the effectiveness of this Amendment, each reference in the Sales Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Sales Agreement, as amended by this Amendment. In the event of an inconsistency between this Amendment and the Agreement, the terms of this Amendment shall prevail.

4. Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one Party to the other may be made by facsimile transmission.

6. Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

7. Waiver. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Amendment or any of the documents referred to in this Amendment will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

8. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment.

9. Governing Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws. Any disputes arising from this Amendment shall be resolved pursuant to Sections 17 and 18 of the Sales Agreement.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Sales Agreement to be duly executed as of the day and year first above written.

Mobilicom Limited

By:
Name:
Title:

THINKEQUITY LLC

By:
Name:
Title:

3